Exhibit 10.25

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No.	Call/Coll	Account	Officer	Initials
$8,900,000.00	5-7-2018	12-01-2027	5510060956801			RP

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “****” has been omitted due to text length limitations

Borrower:	MDR Hanover Square, LLC 11 S. 12th Street, Suite 401, Richmond, Virginia 23219 PMI Hanover Sq. LLC 11 S. 12th Street, Suite 401, Richmond, Virginia 23219	Lender:	Langley Federal Credit Union 721 Lakefront Commons Newport News, VA 23606
Guarantors:

William R. Elliott

9 Albemarle Avenue, Richmond, Virginia 23226

Thomas E. Messier

207 Massie Road, Richmond, Virginia 23221

Kurt A. Schirm

406 Page Road, Nashville, Tennessee 37205

Peter Mueller, Inc.

406 Page Road, Nashville, Tennessee 37205

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOUR MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Principal Amount: $8,900,000.00	Date of Agreement: May 7, 2018

DESCRIPTION OF ORIGINAL INDEBTEDNESS. Promissory Note dated November 3, 2017 in the original amount of $8,600,000.00.

DESCRIPTION OF COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein: (A) Credit Line Deed of Trust dated November 3, 2017, to the Lender’s trustees in favor of Lender on real property located in Hanover County, Commonwealth of Virginia, further amended by a Modification of Deed of Trust dated May 3, 2018, to the Lender’s trustees in favor of Lender on real property located in Hanover County, Commonwealth of Virginia. The Real Property or its address is commonly known as 7230 Bell Creek Road, Mechanicsville, VA 23111; (B) an Assignment of Rents to Lender on real property located in Hanover County, Commonwealth of Virginia. The real property or its address is commonly known as 7230 Bell Creek Road, Mechanicsville, VA 23111; and (C) All inventory, goods, chattel paper, accounts, equipment, general intangibles, fixtures, standing timber and mineral, oil and gas described in a Commercial Security Agreement dated November 3, 2017.

DESCRIPTION OF CHANGE IN TERMS. (A) The current loan to COF North, LLC, a Virginia limited liability company will be assigned to and assumed by MDR Hanover Square, LLC, a Delaware limited liability company and PMI Hanover Sq. LLC, a Delaware limited liability company, as tenants in common; (B) Lender hereby increases the outstanding loan balance to $8,900,000.00; and (C) An increase to the initial principal and interest payment amount of $49,774.06 to $51,992.51 as per the Payment section. The new payment goes into effect June 1, 2018. Any remaining unpaid balance will be applied towards the balance of the loan and will be due at maturity. (D) The loan, evidenced by the Note described herein, will now bear the identifying loan number of 5510060956801. (E) The attached Transfer Language is hereby incorporated into the Loan Documents where applicable.

PROMISE TO PAY. MDR Hanover Square, LLC, a Delaware limited liability company and PMI Hanover Sq., a Delaware limited liability company (collectively, “Borrower”) jointly and severally promise to pay to Langley Federal Credit union (“Lender”), or order, in lawful money of the United States of America, the principal amount of Eight Million Nine Hundred Thousand & 00/100 Dollars ($8,900,000.00), together with interest on the unpaid principal balance from May 4, 2018, until paid in full.

PAYMENT. Subject to any payment changes from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the “INTEREST CALCULATION METHOD” paragraph using the interest rates described in this paragraph; 55 monthly consecutive principal and interest payments in the initial amount of $51,992.51 each beginning June 1, 2018, with interest calculated on the unpaid principal balances using an interest rate of 4.900%; 59 monthly consecutive principal and interest payments, beginning January 1, 2023, with interest calculated on the unpaid principal balance using an interest rate based on the Index described below, plus a margin of 3.100 percentage points, adjusted if necessary for the minimum and maximum rate limitations for this loan; and one principal and interest payment on December 1, 2027, with interest calculated on the unpaid principal balances using and interest rate based on the Index described below, plus a margin of 3.100 percentage points, adjusted if necessary for the minimum and maximum rate limitations for this loan. The final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied to any accrued unpaid interest. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing. All payments must be made in U.S. dollars and must be received by Lender consistent with any written payment instructions provided by Lender. If a payment is made consistent with Lender’s payment instructions but received after 4:00 PM Eastern Time, Monday through Friday, during Holidays or weekends, Lender will credit Borrower’s payment on the next business day.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the daily average yield on United States Treasury securities adjusted to a constant maturity of five years, as made available by the Federal Reserve Board (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each 5 years. Borrower understands that Lender may make loans based on other rates as well. The interest rate or rates to be applied to the unpaid principal balance during this loan will be the rate or rates set forth herein in the “Payment” section. Notwithstanding any other provision of this Agreement, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the due date of the last payment in the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this loan

CHANGE IN TERMS

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Loan No. 5510060956801	Page 2

be less than 4.900% per annum or more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 30/360 simple interest basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days before the first full month is calculated on the basis of the actual days and a 360-day year. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Langley Federal Credit Union, Commercial Lending Department, 721 Lakefront Commons, Suite 105 Newport News, VA 23606.

LATE CHARGE. If a payment other than the final payment is 15 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this loan shall be increased by adding as additional 2.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have been applied has there been no default. After maturity, or after this loan would have matured had there been no default, the Default Rate Margin will continue to apply to the final interest rate described in this Agreement. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any Indebtedness.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf, or made by Guarantor, or any other guarantor, endorser, surety, or accommodation party, under this Agreement or the Related Documents in connection with the obtaining of the Indebtedness evidenced by this Agreement or any security documents directly or indirectly securing repayment of this Agreement is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution or termination of Borrower’s existence as a going business or the death of any member, or a trustee or receiver is appointed for Borrower or for all or a substantial portion of the assets of Borrower, or Borrower makes a general assignment for the benefit of Borrower’s creditors, or Borrower files for bankruptcy, or an involuntary bankruptcy petition is filed against Borrower and such involuntary petition remains undismissed for sixty (60) days.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Execution; Attachment. Any execution or attachment is levied against the Collateral, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Change in Zoning or Public Restriction. Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented, that limits or defines the uses which may be made of the Collateral such that the present or intended use of the Collateral, as specified in the Related Documents, would be in violation of such zoning ordinance or regulation or pubic restriction, as changed.

Default Under Other Lien Documents. A default occurs under any other mortgage, deed of trust or security agreement covering all or any portion of the Collateral.

CHANGE IN TERMS

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Judgment. Unless adequately covered by insurance in the opinion of Lender, the entry of a final judgment for the payment of money involving more than ten thousand dollars ($10,000.00) against Borrower and the failure by Borrower to discharge the same, or cause it to be discharged, or bonded off to Lender’s satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.

Events Affecting Guarantor. Any of the preceding events occur with respect to any Guarantor, or any other guarantor, endorser, surety, or accommodation party or any of the Indebtedness or any Guarantor, or any other guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, and Guaranty of the Indebtedness evidences by this Note.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Agreement within the preceding six (6) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within thirty (30) days; or (2) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Agreement and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, immediately due and payable, and then Borrower will pay that amount.

ATTORNEY’S FEES; EXPENSES. Subject to any limits under applicable law, upon default, Borrower agrees to pay Lender’s attorney’s fees and all of Lender’s other collection expenses, whether or not there is a lawsuit, including without limitation legal expenses for bankruptcy proceedings.

GOVERNING LAW. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Virginia without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the Commonwealth of Virginia.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the applicable courts for the City of Newport News, Commonwealth of Virginia.

CONFESSION OF JUDGMENT. Upon a default in payment of the Indebtedness at maturity, whether by acceleration or otherwise, Borrower hereby irrevocably authorizes and empowers Natasha Merz, Curtis A. Baker or an authorized officer of Langley Federal Credit Union either one of who may act as Borrower’s attorney-in-fact to appear in the Circuit Court of the City of Newport News clerk’s office and to confess judgment against Borrower for the unpaid amount of this Agreement as evidences by an affidavit signed by an officer of Lender setting forth for the amount then due, attorney’s fees plus costs of suit, and to release all errors, and waive all rights of appeal. By a written instrument Lender may appoint a substitute for the above named attorney-in-fact. If a copy of this Agreement, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Agreement have been paid in full.

STATUTORY LIEN. Borrower agrees that all Indebtedness is secured by all shares and deposits in all joint and individual accounts Borrower has with Lender now and in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to apply the balance in these accounts to pay any amounts due under this Agreement when Borrower is in default under this Agreement. Shares and deposits in an Individual Retirement Account and any other account that would lose special tax treatment under state or federal law if given as security are not subject to the security interest Borrower has given in Borrower’s shares and deposits.

COLLATERAL. Borrower acknowledges this Agreement is secured by the following collateral described in the security instruments listed herein:

(A) Credit Line Deed of Trust dated November 3, 2017, to a trustee in favor of Lender on real property located in Hanover County, Commonwealth of Virginia further amended by a Modification Deed of Trust dated May 3, 2018, to a trustee in favor of Lender on real property located in Hanover County, Commonwealth of Virginia. The Real Property or its address is commonly known as 7230 Bell Creek Road, Mechanicsville, VA 23111.

(B) an Assignment of Rents to Lender on real property located in Hanover County, Commonwealth of Virginia. The real property or its address is commonly known as 7230 Bell Creek Road, Mechanicsville, VA 23111.

(C) All inventory, goods, chattel paper, accounts, equipment, general intangibles, fixtures, standing timber and mineral, oil and gas described in a Commercial Security Agreement dated November 3, 2017.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

CHANGE IN TERMS

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Loan No. 5510060956801	Page 4

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: Langley Federal Credit Union, Commercial Lending Department 721 Lakefront Commons, Suite 105, Newport News, VA 23606.

MISCELLANEOUS PROVISIONS. If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER AND GUARANTORS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARAIBLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

THIS AGREEMENT IS GIVEN UNDER DEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

CHANGE IN TERMS

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Loan No. 5510060956801	Page 5

BORROWER:

MDR HANOVER SQUARE, LLC, a Delaware limited liability company

BY: MEDALIST DIVERSIFIED HOLDINGS L.P., a Delaware limited partnership
Its: Sole Member

BY: MEDALIST DIVERSIFIED REIT, INC., a Maryland corporation
Its: General Partner

BY:	/s/ William R. Elliott	(SEAL)
William R. Elliott Co-President

BORROWER:

PMI HANOVER SQ. LLC, a Delaware limited liability company

By: Peter Mueller, Inc., a Virginia corporation
Its: Manager

By Peter Mueller, Inc., a Virginia corporation	(Seal)
Its: Manager
/s/ Kurt A. Schirm
Kurt A. Schirm
President

GUARANTORS:

/s/ William R. Elliott	(Seal)
William R. Elliott

/s/ Thomas E. Messier	(Seal)
Thomas E. Messier

/s/ Kurt A. Schirm	(Seal)
Kurt A. Schirm

PETER MUELLER, INC., a Virginia corporation

/s/ Kurt A. Schirm	(Seal)
Kurt A. Schirm, President

CHANGE IN TERMS

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Loan No. 5510060956801	Page 6

Transfer Provisions

“Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Guarantor, Sponsor, any SPE Component Entity (if any) or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

“Embargoed Person” shall mean by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., the Patriot Act and any Executive Orders or regulations promulgated thereunder, each as may be amended from time to time.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“FINRA Member” shall mean a person or entity who is, as of a particular date of determination, a member of FINRA in good standing.

“Manager” shall mean Dodson Commercial, LLC d/b/a Shockoe Commercial Properties.

“Permitted REIT Transfer” shall mean either (a) the issuance of shares of common stock in the REIT pursuant to an offering made in accordance with SEC Regulation A, provided that either: (i) each investor purchasing any such shares shall have made representations and warranties in favor of the REIT confirming that such investor is not an Embargoed Person and such searches and reviews as may be necessary to confirm that no such investor is an Embargoed Person have been conducted either by (A) the REIT in accordance with applicable legal requirements and the requirements of FINRA or (B) if a FINRA Member broker-dealer is involved in the issuance of such shares, by such FINRA Member in accordance with the requirements of FINRA and any other applicable legal requirements; or (ii) such shares are purchased by one or more FINRA Member underwriters, each of which shall make representations to the REIT sufficient to confirm that no such underwriter is an Embargoed Person nor will any such underwriter sell such shares to any Embargoed Person and each such underwriter shall, prior to the transfer of any such shares to any investor, perform such searches and reviews as may be necessary to confirm that no such investor is an Embargoed Person, such searches and reviews to be conducted in accordance with the requirements of FINRA and any other applicable legal requirements or (b) transfers of shares of common stock in the REIT by the owners thereof on either a national securities exchange or an over-the-counter trading system, provided that each such transfer shall be made through a FINRA Member which shall have performed such searches and reviews as may be necessary to confirm that no transferee of any such shares is an Embargoed Person and as otherwise required FINRA and any other applicable legal requirements, provided that in the case of either the foregoing clause (a) or clause (b), such issuance or transfer shall also comply with the requirements of Section 1(a)(iii) clauses B through G and J.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, real estate investment trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Restricted Party” shall mean Borrower, Sponsor, Guarantor, any SPE Component Entity, any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Sponsor, Guarantor, any SPE Component Entity, any Affiliated Manager or any non-member manager.

“SPE Component Entity” shall mean each managing member of a Borrower.

“Sponsor(s)” shall mean individually and collectively, Bill Elliott, an individual, Tim Messier, an individual, and Kurt Schirm, an individual.

1.	Permitted Equity Transfers.

Notwithstanding any other provision of the Loan Documents, the following equity transfers shall be permitted without Lender’s consent:

(A) the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange or (B) a Permitted REIT Transfer; provided, that, the foregoing shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply (or to cause the compliance with) the other covenants set forth herein and in the other Loan Documents (including, without limitation, the covenants contained herein relating to ERISA matters).

a transfer (but not a pledge) by devise or descent or by operation of law upon the death or declaration of incompetence of a Restricted Party or any member, partner or shareholder of a Restricted Party, or the transfer (but not the pledge) in one or a series of transactions of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party (provided, that, the foregoing shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply (or to cause the compliance with) the other covenants set forth herein and in the other Loan Documents), so long as, in any case, each of the following conditions is satisfied:

no Event of Default has occurred and is continuing beyond any applicable notice and/or cure periods, or would occur as a result of such transfer;

Lender shall receive not less than thirty (30) days prior written notice of such transfers (except in the case of a transfer occurring upon the death or declaration of incompetence of any Person, in which case Lender shall receive written notice thereof not more than thirty (30) days after such transfer);

no such transfers shall result in a change in control of Sponsor, Guarantor or Affiliated Manager;

after giving effect to such transfers, one or more Sponsors shall (1) own at least a 51% direct or indirect equity ownership interest in each of each Borrower and any SPE Component Entity; (2) control each Borrower and any SPE Component Entity and (3) control the day-to-day operation of the Property;

after giving effect to such transfers, the Property shall continue to be managed by Manager or a replacement Manager approved in accordance with the applicable terms and conditions hereof;

in the case of the transfer of any direct equity ownership interests in Borrower or in any SPE Component Entity, such transfers shall be conditioned upon continued compliance with the relevant provisions of Exhibit C hereof;

such transfers shall be conditioned upon Borrower’s ability to, after giving effect to the equity transfer in question, (1) remake the representations contained herein relating to ERISA matters (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer) and (2) continue to comply with the covenants contained herein relating to ERISA matters;

such transfers shall be permitted pursuant to the terms of the Tenants in Common Agreement by and among the Borrowers;

if after giving effect to any equity transfer set forth in Section 1(a)(ii), ten percent (10%) or more in the aggregate of the direct or indirect ownership interests in Borrower, any SPE Component Entity or any Guarantor that is not a natural person would be owned by a Person (together with its Affiliates) which did not own ten percent (10%) or more of the direct or indirect ownership interests in such Person on the Closing Date or as a result of other equity transfers previously made in accordance with the terms and provisions of this Agreement, then, as a condition to any such equity transfer being permitted hereunder, Borrower shall deliver Lender credit searches (in form, scope and substance and from a provider, in each case, reasonably acceptable to Lender) with respect to such equity transfer; and

if after giving effect to any equity transfer set forth in Section 1(a)(ii), forty nine percent (49%) or more in the aggregate of the direct or indirect ownership interests in any Borrower, any SPE Component Entity or any Guarantor that is not a natural person would be owned by a Person (together with its Affiliates), other than Sponsor, which did not own forty nine percent (49%) or more of the direct or indirect ownership interests in such Borrower, any SPE Component Entity or such Guarantor, as applicable, on the Closing Date or as a result of other equity transfers previously made in accordance with the terms and provisions of this Agreement, then, as a condition to any such equity transfer being permitted hereunder, Borrower shall deliver to Lender (1) a rating agency confirmation.

the issuance or transfer (but not the pledge) in one or a series of transactions of ownership interests, including, without limitation, common or preferred stock and common or preferred partnership interests in Medalist Diversified REIT, Inc., a Maryland corporation (the “REIT”) or Medalist Diversified Holdings, L.P., a Delaware limited partnership (the “OP”) (provided, that, the foregoing shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply (or to cause the compliance with) the other covenants set forth herein and in the other Loan Documents), so long as, in any case, each of the following conditions is satisfied:

no Event of Default has occurred and is continuing, or would occur as a result of such transfer;

no such transfers shall result in a change in control of Sponsor, Guarantor or Affiliated Manager;

after giving effect to such transfers, the REIT remains the general partner of the OP;

after giving effect to such transfers, one or more Sponsors shall (1) control each Borrower and any SPE Component Entity and (2) control the day-to-day operation of the Property;

after giving effect to such transfers, the Property shall continue to be managed by Manager or a replacement Manager approved in accordance with the applicable terms and conditions hereof;

such transfers shall be conditioned upon Borrower’s ability to, after giving effect to the equity transfer in question, (1) remake the representations contained herein relating to ERISA matters (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer) and (2) continue to comply with the covenants contained herein relating to ERISA matters;

such transfers shall be permitted pursuant to the terms of the Tenants in Common Agreement by and among the Borrowers;

if after giving effect to any equity transfer set forth in Section 1(a)(iii), twenty percent (20%) or more in the aggregate of the direct or indirect ownership interests in any Borrower, any SPE Component Entity or any Guarantor that is not a natural person would be owned by a Person (together with its Affiliates) which did not own twenty percent (20%) or more of the direct or indirect ownership interests in such Person on the Closing Date or as a result of other equity transfers previously made in accordance with the terms and provisions of this Agreement, then, as a condition to any such equity transfer being permitted hereunder, Borrower shall deliver Lender credit searches (in form, scope and substance and from a provider, in each case, reasonably acceptable to Lender) with respect to such equity transfer at least thirty (30) days prior to the occurrence of such transfer; and

if after giving effect to any equity transfer set forth in Section 1(a)(ii), forty nine percent (49%) or more in the aggregate of the direct or indirect ownership interests in any Borrower, any SPE Component Entity or any Guarantor that is not a natural person would be owned by a Person (together with its Affiliates), other than Sponsor, which did not own forty nine percent (49%) or more of the direct or indirect ownership interests in such Borrower, any SPE Component Entity or such Guarantor, as applicable, on the Closing Date or as a result of other equity transfers previously made in accordance with the terms and provisions of this Agreement, then, as a condition to any such equity transfer being permitted hereunder, Borrower shall deliver to Lender a rating agency confirmation.

Lender shall receive written notice of any such transfer not more than ten (10) Business Days after such transfer (provided that nothing in this clause (J) shall limit the requirements of clauses (H) and (I) above).

b.       Upon request from Lender, Borrower shall promptly provide Lender a revised version of the Organizational Chart reflecting any equity transfer consummated in accordance with this Section 1.